ENERSYS ANNOUNCES PUBLICATION OF ITS INAUGURAL 2021 SUSTAINABILITY REPORT

READING, Pa., April 21, 2022 (GLOBE NEWSWIRE) -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today that it has released its first-ever, comprehensive 2021 Sustainability Report (‘the Report”). The Report details EnerSys’ progress and performance on key environmental, social and governance (ESG) issues and formalizes its commitment to building a sustainable future, everywhere for everyone.

Highlights
•Launched its inaugural, comprehensive Sustainability Report
•Announced key, measurable ESG goals and objectives aimed at advancing progress in sustainability, reducing its environmental footprint and creating an inclusive and empowering workplace for all employees
•As part of a growing sustainability commitment, joined the United Nations Global Compact, Alliance to Save Energy, the U.S. Department of Energy’s Better Plants Program, and the United Nations CEO Water Mandate.

Calendar year 2021 was pivotal for EnerSys as a sustainability industrial technology company. In a year of unprecedented challenges and unique opportunities, EnerSys prioritized internal initiatives to improve the sustainability of its operations, build a diverse and inclusive company culture and support the health and well-being of its employees and communities. EnerSys recognizes disclosure as a crucial step in ensuring accountability and maintaining a positive corporate reputation. The publication of its first full-length Sustainability Report is a significant milestone toward executing on its disclosures initiatives.
The company took several notable actions like joining the United Nations Global Compact – solidifying its commitment to the organization’s ten sustainability principles – and the U.S. Department of Energy’s Better Plants Program, through which the company committed to reducing its energy intensity by 25% over the next 10 years (from a calendar year 2020 baseline). EnerSys also signed onto the United Nations CEO Water Mandate initiative toward reducing global water stress and the CEO Action for Diversity & Inclusion, through which EnerSys President & CEO David M. Shaffer has pledged to advance diversity and inclusion in the workplace.

Mr. Shaffer stated, “We are committed to doing our part to advance solutions that create a more sustainable future for our organization, employees, stockholders, customers and the communities where we live and serve. We recognize that building a sustainable future starts at home. While our products and services are critical to the low carbon transition, as important is our role in reducing the impact of our manufacturing and distribution processes. Our sustainability initiatives push us to be more efficient, develop innovative solutions for our customers and build a stronger, more diverse, and engaging workplace for all of our employees. I believe EnerSys is a better company because of our sustainability initiatives.”

The 2021 Sustainability Report highlights how EnerSys batteries, chargers and monitoring services help its customers achieve their carbon reduction and renewable energy goals. It demonstrates how EnerSys products and services offer the reliability and power capacity needed to propel the global economy through the transition toward clean energy, electric vehicles and Net Zero carbon emissions.

The Report also places a spotlight on the company’s commitment to local and broader communities through various charitable giving partners, like the United Way of Berks County, Remote Energy, the It’s Time Foundation, and more.
EnerSys will continue its work to understand the potential impacts that climate change will have on its business and to integrate sustainability principles throughout all business units and leadership roles. As the world emerges from another year of challenges, EnerSys is diligently working towards a prosperous and more sustainable future and is more committed than ever to operating in a way that benefits people and the planet.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive Power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business. More information regarding EnerSys can be found at www.enersys.com.

Sustainability
Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations.

Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements
EnerSys is making this statement in order to satisfy the “Safe Harbor” provision contained in the Private Securities Litigation Reform Act of 1995. Any of the statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. A forward-looking statement predicts, projects, or uses future events as expectations or possibilities. Forward-looking statements may be based on expectations concerning future events and are subject to risks and uncertainties relating to operations and the economic environment, all of which are difficult to predict and many of which are beyond our control. For a discussion of such risks and uncertainties that could cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, please see our risk factors as disclosed in the “Risk Factors” section of our annual report on Form 10-K for the most recently ended fiscal year. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

CONTACT
Lisa Hartman
Investor Relations and Financial Media
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

Melissa Maycott
Public Relations Manager
Harris, Baio & McCullough
215-440-9800
E-mail: melissa@hbmadv.com